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                            ASSIGNMENT OF LEASE AND CONSENT


          THIS ASSIGNMENT dated for reference November 12, 1999

BETWEEN:

          WESTBEACH CANADA ULC, a corporation organized and existing under the laws of Nova Scotia and extraprovincially registered in the Province of British Columbia

          (the "Assignor")

                                                               OF THE FIRST PART

AND:

          WESTBEACH SPORTS INC., a company duly incorporated under the laws of the Province of British Columbia

          (the "Assignee")

                                                             OF THE SECOND PART

AND:

          WELF ARNE VON DEHN, a business man residing in the Province of British Columbia

          (the "Landlord")

                                                               OF THE THIRD PART

WHEREAS:

A. Pursuant to a Lease (the "Lease") dated April 1, 1998 between the Landlord and the Assignor, formerly known as Morrow Westbeach Canada ULC, the Landlord demised to the Assignor the premises situate in the City of Vancouver, British Columbia, located at 1328 S.E. Marine Drive, Vancouver, British Columbia, and on a portion of lands legally described as:

          City of Vancouver
          The North 313 feet of Block "G"
          except the West 33 feet and part included in Reference Plan 7115, now highways
          District Lot 327 Plan 3402

          (the "Premises")

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for a term commencing on April 1, 1998 and ending on March 31, 2002;

B. The Assignor has agreed to assign the Lease to the Assignee as of November 12, 1999 (the "Closing Date") and the Assignee has agreed to accept such assignment; and

C. Section 5.11 of the Lease requires the consent of the Landlord to any such assignment of the Lease and the Assignor and the Assignee have requested that the Landlord grant its consent.

          NOW THEREFORE THIS INDENTURE WITNESSES THAT in consideration of the sum of $1.00, the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties covenant and agree as follows:

1. As and from the Closing Date, the Assignor grants, assigns, transfers and sets over absolutely and unconditionally unto the Assignee all of the Assignor's right, title and interest both at law and in equity in and to the Premises, the Lease and the unexpired residue of the term thereof and any rights of renewal contained therein, and all other benefits and advantages to be derived therefrom to hold unto the Assignee subject to the payment of rent and the observance and performance by the Assignee of the Assignor's covenants, agreements and obligations contained in the Lease.

2.        The Assignor represents and warrants to the Assignee that:

     (a) subject to receipt of the Landlord's consent, the Assignor has full right and authority to assign its interest in the Premises and the Lease as contemplated hereby;

     (b) the Assignor's interest in the Premises and the Lease is free and clear of all liens, charges, encumbrances and judgments of any nature or kind whatsoever;

     (c) the Lease is good, valid and subsisting and the Assignor has observed and performed each and every covenant, agreement and obligation of the Assignor therein required to be observed or performed by it to the Closing Date; and

     (d) the Lease has not previously been terminated, amended or assigned, other than as set out herein.

3. As and from the Closing Date, the Assignee assumes and agrees to observe, perform, be bound by and be liable under, as an obligation of the Assignee, each and every covenant, agreement and obligation of the Assignor under the Lease required to be observed or performed on or after the Closing Date (collectively, the "Assumed Obligations").

4. The Assignor will indemnify, defend and save harmless the Assignee from and against all actions, suits, losses, damages and expenses for or on account of the non-observance or non-performance of any of the covenants, agreements or obligations

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contained in the Lease arising prior to the Closing Date, and the Assignee will indemnify, defend and save harmless the Assignor from and against all actions, suits, losses, damages and expenses for or on account of the non-observance or non-performance of any of the covenants, agreements or obligations contained in the Lease arising on or after the Closing Date.

5. The Landlord hereby consents to the assignment by the Assignor to the Assignee of all of its right, title and interest in and to the Premises, the Lease and the unexpired residue of the term thereof and any rights of renewal contained therein, and acknowledges that the Assignor is not now in default under the terms of the Lease.

6. The consent of the Landlord shall not be deemed to authorize any further or other assignment or subletting or the granting of any right or license of possession or occupancy without permission of the Landlord and subject always to the terms and conditions set out in the Lease.

7. The Assignor agrees with the Assignee that it will from time to time and at all times hereafter at the request of the Assignee execute and deliver to the Assignee such further assurances for the better and more perfect assignment to the Assignee of the Lease, or for its registration at the appropriate Land Title Office, as the Assignee may require.

8. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

9. The invalidity or unenforceability of any provision of this Agreement or any part thereof shall not affect the validity or enforceability of the remainder of this Agreement or such provision.

10. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

          IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

WESTBEACH CANADA ULC

Per: /s/Blair Mullin
     ------------------------
                             Authorized Signatory


WESTBEACH SPORTS INC.

Per: /s/John Textor
     ------------------------
                             Authorized Signatory

/s/Welf Arne Von Dehn
------------------------
WELF ARNE VON DEHN